Exhibit 99.2

TO BUSINESS EDITOR:

/C O R R E C T I O N — BIO-key International, Inc./

In the news release, BIO-key International (OTC Bulletin Board: BKYI) Reports Third Quarter 2006 Results, issued earlier today by BIO-key International, Inc. over PR Newswire, we are advised by a representative of the company that the third paragraph, first sentence, should read “Net Loss was $6.2 million...” rather than “Net Loss was $6.6 million...” The second sentence should read “The $6.2 million net loss...” instead of “The $6.6 million net loss...”  The third sentence should read “The third quarter 2006 net loss per fully diluted share was $(0.13)...” rather than “The third quarter 2006 net loss per fully diluted share was $(0.14)...”  In the seventh paragraph, the first sentence should read “Net loss was $11.1 million...” rather than “Net loss was $11.5 million...”  The second sentence should read “The $11.1 million net loss…” instead of “The $11.5 million net loss...”  The third sentence should read “The net loss per fully diluted share for nine months ended September 30, 2006 was $(0.24)...” instead of “The net loss per fully diluted share for nine months ended September 30, 2006 was $(0.25)...” as originally issued inadvertently.  Corrected tables follow:

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Unaudited)
ASSETS:
Cash and cash equivalents	$1,293,599	$1,422,827
Receivables
Billed, less allowance for doubtful receivables of $184,074 and $160,000, respectively	3,721,544	1,635,371
Unbilled	38,776	201,942
Costs and earnings in excess of billings on uncompleted contracts	1,448,905	4,321,392
Inventory	26,588	8,760
Prepaid expenses	163,332	137,000
Total current assets	6,692,744	7,727,292
Equipment and leasehold improvements, net	464,417	548,267
Deposits	800,974	1,828,560
Intangible assets-less accumulated amortization	2,703,659	3,301,823
Deferred financing costs, net	231,879	1,562,338
Goodwill	11,389,654	11,389,654
Total non-current assets	15,590,583	18,630,642
TOTAL ASSETS	$22,283,327	$26,357,934

LIABILITIES:
Current maturities of long-term obligations and related obligations, net of discount	$1,481,611	$6,584,437
Accounts payable	1,151,100	833,608
Billings in excess of costs and earnings on uncompleted contracts	78,343	32,385
Accrued liabilities	4,393,872	5,520,515
Deferred rent	485,163	443,603
Deferred revenue	5,491,144	3,264,283
Total current liabilities	13,081,233	16,678,831
Warrants and long-term obligations	4,131,950	1,483,511
Redeemable preferred stock derivatives	1,387,238	—
Deferred rent	498,601	867,850
Deferred revenue	137,879	1,163,738
Total non-current liabilities	6,155,668	3,515,099
TOTAL LIABILITIES	19,236,901	20,193,930

Commitments and contingencies
Series B redeemable convertible preferred stock: authorized, 1,000,000 shares (liquidation preference of $1 per share); issued and outstanding 1,000,000 and 0 shares of $.0001 par value respectively, net	753,229	—
Series C redeemable convertible preferred stock: authorized, 600,000 shares (liquidation preference of $10 per share); issued and outstanding 592,032 and 0 shares of $.0001 par value respectively, net	4,878,005	—
	5,631,234	—

STOCKHOLDERS’ EQUITY:
Preferred stock - authorized, 5,000,000 shares (liquidation preference of $100 per share) Series A 7% Convertible; issued and outstandin g 35,557 and 44,557 shares of $.0001 par value, respectively	4	4
Common stock - authorized, 170,000,000 shares; issued and outstanding; 53,956,837 and 46,306,589 shares of $.0001 par value, respectiv ely	5,545	4,632
Additional paid-in capital	51,399,062	48,921,316
Accumulated deficit	(53,989,419)	(42,761,948)
TOTAL STOCKHOLDERS’ EQUITY	(2,584,808)	6,164,004
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,283,327	$26,357,934

BIO-KEY INTERNATIONAL, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
	(As restated)		(As restated)
Revenues
Services	$3,226,184	$2,496,883	$8,397,122	$8,318,624
License fees and other	973,914	735,588	2,784,937	2,538,990
	4,200,098	3,232,471	11,182,059	10,857,614
Costs and other expenses
Cost of services	612,441	503,843	2,024,655	2,373,535
Cost of license fees and other	148,275	125,633	361,334	658,875
	760,716	629,476	2,385,989	3,032,410
Gross Profit	3,439,382	2,602,995	8,796,070	7,825,204

Operating Expenses
Selling, general and administrative	2,467,347	2,836,875	7,834,137	8,808,969
Research, development and engineering	1,653,238	1,799,845	4,830,186	5,545,386
	4,120,585	4,636,720	12,664,323	14,354,355
Operating loss	(681,203)	(2,033,725)	(3,868,253)	(6,529,151)

Other income (deductions)
Derivative and warrant fair value adjustments	547,752	3,210,057	5,548,604	8,160,305
Interest income	—	6,908	—	35,958
Interest expense	(586,689)	(1,605,771)	(4,915,445)	(2,992,780)
Loss on extinguishment of debt	(5,493,701)	—	(7,233,743)	—
Other	(18,891)	(24,816)	(51,185)	(45,348)
	(5,551,529)	1,586,378	(7,618,743)	5,158,135
NET LOSS	$(6,232,732)	$(447,347)	$(11,101,996)	$(1,371,016)

Basic and Diluted Loss to Common Shareholders:
Net loss	$(6,232,732)	$(447,347)	$(11,101,996)	$(1,371,016)
Convertible preferred stock dividends and accretion	(369,200)	(72,632)	(581,877)	(261,152)
Net loss attributable to common shareholders	$(6,601,932)	$(519,979)	$(11,683,873)	$(1,632,168)

Net Loss Per Share:
Basic	$(0.13)	$(0.01)	$(0.24)	$(0.04)
Diluted	$(0.13)	$(0.02)	$(0.24)	$(0.09)

Weighted Average Shares Outstanding:
Basic	50,733,960	45,476,802	48,752,262	45,129,000
Diluted	50,733,960	53,861,595	48,752,262	52,017,328

Contacts:	BIO-key International, Inc.
Mike DePasquale, CEO
732-359-1111

DRG&E
Gus Okwu, Managing Director
203-752-0446